UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2010
O’CHARLEY’S INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-18629	62-1192475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 256-8500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 26, 2010, O’Charley’s Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement, dated as of January 26, 2010 (the “Credit Agreement”) with the Lenders referred to therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Regions Bank as Documentation Agent, and Wells Fargo Securities, LLC, Regions Bank and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Running Managers. The Credit Agreement amended and restated the Company’s existing Second Amended and Restated Credit Agreement, dated as of October 18, 2006. The Credit Agreement provides for a $45.0 million secured revolving credit facility with a $20.0 million letter of credit sublimit.
The Credit Agreement includes certain customary representations and warranties, negative covenants and events of default. It requires the Company to comply with certain financial covenants.
The interest rates per annum applicable to loans outstanding under the Credit Agreement will, at the Company’s option, be equal to either a base rate or a LIBOR rate, in each case plus an applicable margin (2.25% to 3.25% in the case of base rate loans and 3.00% and 4.00% in the case of LIBOR rate loans), depending on the Company’s adjusted debt to EBITDAR ratio. In addition to the interest payments required under the Credit Agreement, the Company is required to pay certain customary fees, including a commitment fee on the aggregate average daily unused portion of the credit facility equal to 0.50% to 1.00% per annum, depending on the Company’s adjusted debt to EBITDAR ratio.
The Company’s obligations under the Credit Agreement are secured by mortgages on 47 of its restaurant properties and liens on substantially all of the Company’s non-real estate assets other than equipment and inventory, including a pledge of the capital stock of the Company’s material subsidiaries. Except as otherwise provided in the Credit Agreement, the Credit Agreement will mature on August 1, 2013.
The above summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
On January 27, 2010, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1
Third Amended and Restated Credit Agreement dated as of January 26, 2010, with the Lenders referred to therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Regions Bank as Documentation Agent, and Wells Fargo Securities, LLC, Regions Bank and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Running Managers.

99.1	Press Release dated January 27, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer and Treasurer

Date: January 27, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Third Amended and Restated Credit Agreement dated as of January 26, 2010, with the Lenders referred to therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Regions Bank as Documentation Agent, and Wells Fargo Securities, LLC, Regions Bank and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Running Managers.

99.1	Press Release dated January 27, 2010.